Exhibit 10.1

Private & Confidential	Execution Version
SP12298

Dated                                     April 28, 2016

GOLAR LNG NB13 CORPORATION

as Seller

GOLAR LNG NB13 CORPORATION

as Bareboat Charterer

and

GOLAR LNG PARTNERS LP

GOLAR LNG LIMITED

as Guarantors

and

SEA 24 LEASING CO. LIMITED

as Buyer

SEA 24 LEASING CO. LIMITED

as Owner

SUPPLEMENTAL AGREEMENT

Contents

Clause		Page

1	Interpretation	2

2	Amendments and Confirmations to the Principal Agreements	2

3	Representations and warranties	6

4	Expenses	7

5	Confirmation of the Guarantor	8

6	Effective Date	8

7	Miscellaneous	9

8	Governing Law	9

THIS SUPPLEMENTAL AGREEMENT is dated April 28, 2016, and made BETWEEN:

(1)                       GOLAR LNG NB13 CORPORATION as Seller;

(2)                       GOLAR LNG NB13 CORPORATION as Bareboat Charterer;

(3)                       GOLAR LNG PARTNERS LP and GOLAR LNG LIMITED as Guarantors;

(4)                       SEA 24 LEASING CO. LIMITED as Buyer; and

(5)                       SEA 24 LEASING CO. LIMITED as Owner.

WHEREAS:

(A)                     This Supplemental Agreement is supplemental to the following agreements:

(I)                         common terms agreement dated 19 November 2015 entered into by the parties hereto as amended by a side letter dated 24 March 2016 (the Common Terms Agreement);

(II)                    the memorandum of agreement dated 19 November 2015 entered into between the Seller and the Buyer (the Memorandum of Agreement)

(III)               the bareboat charter dated 19 November 2015 entered into between the Owner as owner and the Bareboat Charterer as bareboat charterer (the Bareboat Charter) of the vessel GOLAR TUNDRA registered under the flag of the Republic of the Marshall Islands with Official Number 4982 (the “Vessel”); and

(IV)                the guarantees dated 19 November 2015 provided by each of the Guarantors to the Owner in respect of all moneys payable by the Bareboat Charterer under the Bareboat Charter

(collectively, the Principal Agreements).

(B)                     The Bareboat Charterer has entered into chartering arrangements with West Africa Gas Limited (B.V.I.) (“WAGL”) and requested the Owner’s approval of WAGL as an Acceptable Sub-Charterer in accordance with the Bareboat Charter.

(C)                     In the context of the intended chartering arrangements with WAGL it will be necessary to carry out certain modifications (the “Modifications”) to the Vessel in order to ensure her suitability for such employment and the Bareboat Charterer has requested the Owner’s consent to carry out such modifications.

(D)                     Further, the Bareboat Charterer has requested the Owner to part-fund such Modifications in exchange for corresponding increases in the Purchase Obligation Price, Purchase Option Price and Put Option Price (as appropriate).

(E)                      The Bareboat Charterer has requested that the Principal Agreements be amended to reflect the intended transaction set out at Recitals (B) to (D).

(F)                       The Bareboat Charter was recorded as a Financing Charter in the Singapore office of the Maritime Administrator of the Republic of the Marshall Islands on November 25, 2015 at 09:08  P.M., S.S.T. (November 25, 2015 at 08:08 A.M., E.S.T in the Central Office of the Maritime Administrator) in Book PM 26 at Page 1899.

NOW IT IS AGREED as follows:

1           Interpretation

1.1          Definitions

Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Common Terms Agreement shall have the same meanings when used in this Supplemental Agreement. In this Supplemental Agreement the expression Supplemental Agreement shall mean this Supplemental Agreement and in this Supplemental Agreement the expression Effective Date shall have the meaning given to it in clause 6.1.

1.2          Interpretation

References in each Principle Agreement to “this Agreement”, or as the case may be, “this Charter” or “this Bareboat Charter” or “this Guarantee” shall, with effect from the Effective Date and unless the context otherwise requires, be references to such Principal Agreement as amended by this Supplemental Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in such Principal Agreement, shall be construed accordingly.

1.3          Incorporation of certain references

Clause 1.2 of the Common Terms Agreement shall be deemed to be incorporated in this Supplemental Agreement in full, mutatis mutandis.

1.4          Third party rights

No term of this Supplemental Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Supplemental Agreement.

2           Amendments and Confirmations to the Principal Agreements

The following clauses of the Principal Agreements shall, with effect from the Effective Date, be amended as follows:

2.1              Common Terms Agreement

2.1.1                              Inserting the following new definitions in clause 1.1 of the Common Terms Agreement:

Modification Payment means the difference between:

(a)                       90% of the sum of (i) the Purchase Price and (ii) the Modification Cost; and

(b)                       80% of the Purchase Price,

provided always that the aggregate of the Purchase Price and the Modification Cost shall not exceed $265,000,000

Modification Cost means the costs incurred by the Bareboat Charterer in respect of the Modification Works, as certified by the Bareboat Charterer and supported by invoices as appropriate and acceptable by the Owner

Modification Works means the works to be carried out in relation to the Vessel at the Modification Yard

Modification Yard means Keppel Shipyard Limited, a company incorporated under the laws of the Republic of Singapore, having its registered office at 50 Gul Road, Singapore 629351

2.1.2                              Deleting the definitions of “Charter-hire”, “Fixed Interest Charter-hire”, “Outstanding Capital Balance”, “Purchase Obligation Price”, “Purchase Option”, “Purchase Option Price”, “Put Option”, and “Put Option Price” in clause 1.1 of the Common Terms Agreement and replacing them with the following new definition:

Charter-hire means the aggregate amount of the Fixed Charter-hire and the Variable Charter-hire payable in accordance with Clause 39 of the Bareboat Charter

Outstanding Capital Balance means an amount equal to the sum of the Purchase Price and the Modification Payment less the Initial Charter-hire as the same may from time to time be reduced by payments of Fixed Charter-hire or otherwise pursuant to the terms of the Bareboat Charter

Purchase Obligation Price means an amount in United States Dollars equivalent to 50% of the sum of (i) the Actual Purchase Price and (ii) the Modification Payment.

Purchase Option has the meaning given to it in Clause 49.1 of the Bareboat Charter.

Purchase Option Price means the Outstanding Capital Balance from time to time.

Put Option shall have the meaning given to it in Clause 49.5 of the Bareboat Charter.

Put Option Price shall have the meaning given to it in Clause 49.5 of the Bareboat Charter.

2.2          Bareboat Charter

2.2.1                              Deleting Appendix III of the Bareboat Charter in its entirety.

2.2.2                              Inserting the following clause 38.3 after the existing clause 38.2 into the Bareboat Charter:

38.3                                 Modification Payment

The Bareboat Charterer shall arrange for the contracting, execution and supervision of the Modification Works at the Modification Yard and the Owner undertakes to pay to the Bareboat Charterer the amount of the Modification Payment in two instalments as follows:

First instalment: an amount equal to the difference between 90% of the Purchase Price and 80% of the Purchase Price; and

Second instalment: subject to having received from the Bareboat Charterer satisfactory invoices in connection with the Modification Costs, an amount in respect of Modification Costs up to the maximum amount payable in respect of the Modification Payment.

2.2.3                              Deleting clause 39.1 of the Bareboat Charter and replacing it with the following new clause 39.1:

39.1                                 The Bareboat Charterer shall pay Charter-hire monthly in advance to the Owner’s Account on each Charter-hire Payment Date. Such Charter-hire shall, consist of 120 consecutive monthly payments, the first six (6) of which in an amount of USD 1,060,727  to be followed by 114 consecutive equal monthly payments of USD 988,545.30, which may be adjusted by the parties depending on the amount of the final Modification Payment (“Fixed Charter-Hire”) and interest accrued on the Charter-hire Principal in respect of the actual number of days elapsed during the Hire Calculation Period ending on the relevant Payment Date calculated on the basis of a year of three hundred sixty (360) days at a rate per annum which is the sum of (a) the Margin and (b) LIBOR in respect of such Hire Calculation Period (“Variable Charter-Hire”). If a Market Disruption Event occurs in relation to any Hire Calculation Period, then the Interest Rate for the relevant Hire Calculation Period shall be the rate per annum which is the sum of:-

(a)                       the Margin; and

(b)                       the rate notified to the Bareboat Charterer by the Owner as soon as practicable and in any event before Variable Charter-Hire is due to be paid in respect of that Hire Calculation Period, to be that which expresses as a percentage rate per annum being the cost to the Owner of funding the Charter-hire Principal from whatever comparable source it may select.

In this Bareboat Charter, “Market Disruption Event” means:

(a)                       at or about noon (London time) on the Quotation Day for the relevant Hire Calculation Period the relevant rate on the Thomson Reuters screen is not available and none or only one of leading banks in the London interbank market supplies a rate to the Owner to determine LIBOR for Dollars for the relevant Hire Calculation Period; or

(b)                       before close of business in Hong Kong on the Quotation Day for the relevant Hire Calculation Period, the cost to the Owner of funding the Outstanding Capital Balance from whatever source it may select would be in excess of LIBOR.

2.2.4                              Deleting clause 39.6 of the Bareboat Charter and replacing it with the following new clause 39.6:

39.6 In addition, the Bareboat Charterer shall pay to the Owner on demand interest on such Charter-Hire or other amount payable by it under this Bareboat Charter from the day following the due date to the date of actual payment (both before and after any relevant judgment or winding up of the Bareboat Charterer) at the rate of 2.00% per annum. Any interest payable under this Bareboat Charter shall accrue from day to day and shall be calculated on the actual number of days and shall be compounded at such intervals as the Owner shall determine and shall be payable on demand.

2.2.5                              Deleting clause 40 of the Bareboat Charter and replacing it with the following new clause 40:

40.1              Subject to clause 40.2 below, the Bareboat Charterer shall ensure that the Vessel is employed throughout the Charter Period pursuant to an Acceptable Sub-Charter or alternative charter arrangements acceptable to the Owner, and that all Earnings shall be paid without deduction directly to the Operating Account. For the avoidance of doubt, the charter arrangements between the Bareboat Charterer and GLNG entered into pursuant to a letter agreement between the Bareboat Charterer as disponent owner and GLNG as charterer in the context of the MLP shall be acceptable to the Owner as alternative charter arrangements within the meaning of this Clause.

40.2              In the event that the Vessel has been delivered by the Bareboat Charterer to an Acceptable Sub-Charterer under an Acceptable Sub-Charter and

(a)                       the Acceptable Sub-Charterer chooses not to exercise any option to extend the Acceptable Sub-Charter upon the expiration of its initial term, the Bareboat Charterer shall ensure that the Vessel is employed either (i) pursuant to another Acceptable

Sub-Charter with duration of at least five (5) years, within six (6) months of the expiry of such Acceptable Sub-Charter or (ii) an alternative charter arrangement acceptable to the Owner; or

(b)                       the Acceptable Sub-Charterer terminates, cancels or rescinds the Acceptable Sub-Charter, the Bareboat Charterer shall notify the Owner immediately of such termination, cancellation or rescission and ensure that the Vessel is employed either (i) pursuant to another Acceptable Sub-Charter with duration of at least five (5) years, within eighteen (18) months from the date of notice of such termination, cancellation or rescission of the Acceptable Sub-Charter or (ii) an alternative charter arrangement acceptable to the Owner, provided always that:

(i)                           the charter-hire under any Acceptable Sub-Charter shall not be less than 115% of the Charter-hire under this Bareboat Charter; and

(ii)                        if upon (A) early expiration of the Acceptable Sub-Charter as referred to in clause 40.2(a) above or (B) termination, cancellation or rescission of the Acceptable Sub-Charter as referred to in clause 40.2(b) above, the Bareboat Charterer does not put in place an alternative charter arrangement acceptable to the Owner, the Bareboat Charterer shall provide to the Owner a cash deposit (to be deposited into the Operating Account) in an amount equal to Charter-hire for the next three (3) months as security under this Bareboat Charter.

40.3                                 Provided that the Bareboat Charterer is in compliance with all the terms and conditions under this Bareboat Charter and further subject to Clause 40.4 below, the Bareboat Charterer shall have the right to deliver the Vessel to an Acceptable Sub-Charterer under an Acceptable Sub-Charter on time charter basis, provided that such Acceptable Sub-Charter shall (a) not diminish, release or discharge any and all obligations and liabilities of the Bareboat Charterer hereunder, (b) not affect, reduce or prejudice any and all the rights, interests, benefits and remedies of the Owner (or the Mortgagee) under this Bareboat Charter and applicable laws, (c) not impose upon the Owner any further obligations or liabilities other than those which have already expressly existed in the Bareboat Charter and which were known to the Owner at the date of the Bareboat Charter on the annual anniversary of the date of this Charter and provided further that the Bareboat Charterer shall provide the Owner with copies of such Acceptable Sub-Charter.

40.4                                 The Owner will enter into quiet enjoyment arrangements with an Acceptable Sub-Charterer substantially in the form of the direct agreement attached hereto as Appendix IV.

40.5                                 Without prejudice to Clause 40.3, if the Bareboat Charterer charters the Vessel pursuant to an Acceptable Sub-Charter, the Bareboat Charterer undertakes that:

(a)                       the Bareboat Charterer shall execute an assignment of such Acceptable Sub-Charter in favour of the Owner in such form and substance required by the Owner whereby all the title, Earnings, interest and rights under such Acceptable Sub-Charter shall be assigned to the Owner and shall use all reasonable efforts that the time charterer acknowledge such assignment to the Owner in writing in such form reasonably required by the Owner; and

(b)                       the Bareboat Charterer shall irrevocably instruct such Acceptable Sub-Charterer to pay all the moneys and Earnings payable to the Bareboat Charterer under the time charter exclusively to the Operating Account and shall procure that the Acceptable

Sub-Charterer undertakes to the Owner in writing to comply with such payment instruction; and

(c)                        if the Owner so requests, further create a charge over the Operating Account in favour of the Owner and to do all the things to effect and perfect such charge.

If the provisions of this clause 40.5 are not adhered to, and the Owner shall have the right to demand additional security to be provided by the Bareboat Charterer to the Owner’s satisfaction.

2.2.6                              Deleting clause 49.5 of the Bareboat Charter and replacing it with the following new clause 49.5:

49.5                                If the Bareboat Charterer fails to comply with its obligations under clause 40.2(a) or 40.2(b), as the case may be, the Owner shall be entitled to require the Bareboat Charterer to purchase the Vessel (as is, where is) (a “Put Option”) at the Purchase Option Price. The Put Option shall be deemed to be exercised forthwith upon the giving of notice in writing by the Owner to the Bareboat Charterer immediately. In addition, the Bareboat Charterer shall pay the Owner a prepayment fee in an amount equal to 0.75% of the Purchase Option Price ( such prepayment fee together with the Purchase Option Price a “Put Option Price”).

In addition, the Bareboat Charterer shall indemnify the Owner on demand for any and all reasonable liabilities, losses, costs and expenses incurred by the Owner (including costs in relation to the termination of any USD interest rate swaps) pursuant to this Clause 49.5. Failure to comply with this Clause 49.5 constitutes a Termination Event within the meaning of Clause 44 and entitles the Owner to terminate the Bareboat Charter in accordance with Clause 45.

2.3            Confirmations

2.3.1                              The Owner confirms for the avoidance of doubt that WAGL is an Acceptable Sub-Charterer and the time charterparty entered into or to be entered into with WAGL is or will be an Acceptable Sub-Charter.

3           Representations and warranties

3.1          Each of the Seller, the Bareboat Charterer and each Guarantor represents and warrants to each of the Buyer and the Owner that:

3.1.1                              Representations and warranties in Bareboat Charter

the representations and warranties set out in clause 47 of the Bareboat Charter are true and correct as if made at the date of this Supplemental Agreement with reference to the facts and circumstances existing at such date;

3.1.2                              Corporate power

subject to the Legal Reservations, each of the Seller, the Bareboat Charterer and each Guarantor has power to execute, deliver and perform its obligations under this Supplemental Agreement; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of this Supplemental Agreement and this Supplemental Agreement constitutes valid and legally binding obligations of the Seller, the Bareboat Charterer and each Guarantor enforceable in accordance with its terms;

3.1.3                              No conflict with other obligations

subject to the Legal Reservations, the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Supplemental Agreement by the Seller, the Bareboat Charterer and each Guarantor will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Seller, the Bareboat Charterer or any Guarantor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Seller, the Bareboat Charterer or any Guarantor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the Seller’s, the Bareboat Charterer’s or the Guarantor’s constitutional documents or (iv) result in the creation or imposition of or oblige the Seller, the Bareboat Charterer or any Guarantor to create any Security Interest on any of the undertakings, assets, rights or revenues of the Seller, the Bareboat Charterer, any Guarantor;

3.1.4                              Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Seller, the Bareboat Charterer and each Guarantor to authorise, or required by the Seller, the Bareboat Charterer and each Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Supplemental Agreement or the performance by the Seller, the Bareboat Charterer and each Guarantor of their respective obligations under this Supplemental Agreement has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

3.1.5                              No filings required

subject to clause 7.4 below it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Supplemental Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to this Supplemental Agreement and this Supplemental Agreement is in proper form for its enforcement in the courts of Hong Kong.

3.2                                Repetition

The representations and warranties in clause 3.1.2 to 3.1.5 inclusive shall be deemed to be repeated by the Seller, the Bareboat Charterer and each Guarantor respectively on and as of each Charter-hire Payment Date as if made with reference to the facts and circumstances existing on each such day.

4           Expenses

4.1          Expenses

The Seller, the Bareboat Charterer and the Guarantors shall pay to the Buyer and the Owner on demand all reasonable and documented expenses (including legal fees) directly incurred by the Buyer and the Owner in connection with the negotiation, preparation and execution of this Supplemental Agreement.

4.2          Stamp and other duties

The Seller, the Bareboat Charterer and the Guarantors shall pay all stamp, documentary, registration or other duties or Taxes (including any duties or Taxes payable by, or assessed on,

the Buyer and the Owner) imposed on or in connection with this Supplemental Agreement and shall indemnify the Buyer and the Owner against any liability arising by reason of any delay or omission by the Seller to pay such duties or Taxes.

5           Confirmation of the Guarantor

Each Guarantor confirms that its obligations under its Bareboat Charter Guarantee shall remain in full force and effect in respect of the Bareboat Charterer’s obligations under the Bareboat Charter (as amended by this Supplemental Agreement) and that the Bareboat Charterer’s obligations under this Supplemental Agreement constitute obligations included within its Bareboat Charter Guarantee.

6           Effective Date

6.1          Conditions precedent documentation

The amendments to be made to each Principal Agreement by this Supplemental Agreement shall take effect on and from the date (Effective Date) on which the Buyer and the Owner notify the Seller, the Bareboat Charterer and each Guarantor that they have received the following documents in form and substance satisfactory to them (together, in the case of any document not in the English language, with a certified English translation thereof):

6.1.1                              a copy, certified as a true copy by a Director or officer, of the Seller, the Bareboat Charterer and each Guarantor, of resolutions of the Board of Directors of the Seller, the Bareboat Charterer and each Guarantor respectively, evidencing approval of this Supplemental Agreement and authorising its appropriate officers to execute and deliver this Supplemental Agreement and to give all notices and take all other action required by the Seller, the Bareboat Charterer and each Guarantor respectively under this Supplemental Agreement, together with certified copies of any powers of attorney issued pursuant to such resolutions;

6.1.2                              specimen signatures of the persons authorised in the resolutions of the Board of Directors referred to in clause 6.1.1 if different from those delivered in relation to the Principal Agreements; and

6.1.3                              a certificate signed by a Director or officer, of the Seller, the Bareboat Charterer and each Guarantor, confirming that:

(a)             its constitutional documents previously provided to the Owner and the Buyer have not been amended, modified or revoked and remain in full force and effect; and

(b)             all consents, authorisations, licences and approvals required to authorise or in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of this Supplemental Agreement and the performance by the Seller, the Bareboat Charterer and each Guarantor of their respective obligations under this Supplemental Agreement have been obtained;

6.1.4                              a copy of the projected budget costs in respect of the Modification Cost supported by invoices as appropriate and acceptable by the Owner;

6.1.5                              evidence that any fees, commissions, costs and expenses then due from the Bareboat Charterer and the Seller have been paid or will be paid by the Effective Date;

6.1.6                              an English law legal opinion of Norton Rose Fulbright (Asia) LLP, a Bermuda law legal opinion of Conyers Dill & Pearman and a Marshall Islands law legal opinion of Oxton Law, special legal advisers to the Owner and the Buyer, in a form approved by the Owner and the Buyer; and

6.1.7                              any such opinion or further condition as may be reasonably required by the Owner and the Buyer.

6.2          Further Conditions Precedent

Neither the Buyer nor the Owner shall give notice of the occurrence of the Effective Date under clause 6.1 if, on the date on which it would otherwise have done so, either the Buyer or the Owner has received actual knowledge that an Event of Default has occurred and is continuing or that any of the representations and warranties in clause 3.1 are untrue or incorrect as at such date as if made on such date with respect to the facts and circumstances existing at such date.

7           Miscellaneous

7.1          Continuation of Principal Agreements

Save as amended by this Supplemental Agreement, the provisions of each Principal Agreement shall continue in full force and effect and each Principal Agreement and this Supplemental Agreement shall be read and construed as one instrument.

7.2          Counterparts

This Supplemental Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

7.3          Partial invalidity

If, at any time, any provision of this Supplemental Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

7.4          Recording information

For the purpose of recording this Supplement to Bareboat Charter pursuant to Section 302A of Chapter 3 of the Maritime Act 1990 (as amended) of the Republic of Marshall Islands, the total amount of all charter hire payments and purchase option amounts payable, or which may become payable under the Bareboat Charter as supplemented is US$265,000,000 plus interest, indemnities, expenses, fees and performance of Bareboat Charter covenants. The discharge amount is the same as the total amount.

8           Governing Law

8.1              This Supplemental Agreement and any non-contractual obligations connected with it shall be governed by English law.

8.2              The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

8.3              The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and, accordingly, that they shall not argue to the contrary.

8.4              Clauses 8.2 and 8.3 are for the benefit of the Buyer and the Owner only.  As a result, the Buyer and the Owner shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Buyer and the Owner may take concurrent proceedings in any number of jurisdictions

IN WITNESS whereof the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

SIGNATURE PAGES

SELLER

SIGNED by Pernille Noraas	)	/s/ Pernille Noraas
For and on behalf of	)
GOLAR LNG NB13 CORPORATION	)
In the presence of

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for GOLAR LNG NB13 CORPORATION the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public

BAREBOAT CHARTERER

SIGNED by Pernille Noraas	)	/s/ Pernille Noraas
For and on behalf of	)
GOLAR LNG NB13 CORPORATION	)
In the presence of

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for GOLAR LNG NB13 CORPORATION the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public

GUARANTOR

SIGNED by Pernille Noraas	)	/s/ Pernille Noraas
For and on behalf of GOLAR LNG	)
PARTNERS LP	)
In the presence of	)

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for GOLAR LNG PARTNERS LP the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public

GUARANTOR

SIGNED by Pernille Noraas	)	/s/ Pernille Noraas
For and on behalf of GOLAR LNG LIMITED	)
In the presence of	)
)

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for GOLAR LNG LIMITED the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public

BUYER

SIGNED by [Authorized Person]	)	[/s/ Authorized Person]
For and on behalf of	)
SEA 24 LEASING CO. LIMITED	)
In the presence of )

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for SEA 24 LEASING CO. LIMITED the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public

OWNER

SIGNED by [Authorized Person]	)	[/s/ Authorized Person]
For and on behalf of	)
SEA 24 LEASING CO. LIMITED	)
In the presence of )

ACKNOWLEDGEMENT

City of

Country of

On this      day of          2016, before me personally appeared                  who, being by me duly sworn, deposes and says that he/she resides at                           that he/she is Attorney-in-Fact for SEA 24 LEASING CO. LIMITED the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

Notary Public